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Transocean Ltd.
Investor Relations and Corporate Communications

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News Release

Analyst Contacts:    Bradley Alexander
+1 713-232-7515

Diane Vento
+1 713-232-8015

Media Contact:    Pam Easton
+1 713-232-7647

TRANSOCEAN LTD. REPORTS THIRD QUARTER 2015 RESULTS

•	Revenues were $1.61 billion, compared with $1.88 billion in the second quarter of 2015;

•
Operating and maintenance expenses were $880 million. This compares with $197 million in the prior period that included $788 million in net favorable items associated with Macondo-related settlement agreements, insurance recoveries and other items;

•
Adjusted net income was $316 million, $0.87 per diluted share, excluding net favorable items. This compares with $408 million, $1.11 per diluted share, in the second quarter of 2015, excluding net unfavorable items;

•
Net income attributable to controlling interest was $321 million, $0.88 per diluted share, including $5 million of net favorable items. This compares with second quarter net income of $342 million, $0.93 per diluted share, including $66 million of net unfavorable items;

•	The Annual Effective Tax Rate(1) was 7.5 percent, down from 16.9 percent in the prior quarter;

•	Cash flows from operating activities were $648 million, down sequentially from $1.31 billion due primarily to favorable Macondo-related insurance proceeds in the second quarter of 2015;

•	Fleet revenue efficiency(2) was 95.0 percent, compared with 97.2 percent in the second quarter of 2015;

•	Fleet utilization(3) was 70 percent, down from 75 percent in the prior quarter; and

•	Contract backlog was $16.9 billion as of the October 26, 2015, Fleet Status Report.

ZUG, SWITZERLAND-November 4, 2015-Transocean Ltd. (NYSE: RIG) (SIX: RIGN) today reported net income attributable to controlling interest of $321 million, $0.88 per diluted share, for the three months ended September 30, 2015. Third quarter 2015 results included net favorable items of $5 million, $0.01 per diluted share, as follows:

•	$8 million, $0.02 per diluted share, in discrete tax benefits;

•	$7 million, $0.02 per diluted share, in net gains on early debt retirements; and

•	$5 million associated with discontinued operations and asset disposal gains.

These net favorable items were partially offset by:

•	$15 million, $0.03 per diluted share, related to a loss on impairment of GSF Rig 135, which the company intends to scrap; and severance costs.
After consideration of these net favorable items, third quarter 2015 adjusted net income was $316 million, or $0.87 per diluted share.
For the three months ended September 30, 2014, the company reported net loss attributable to controlling interest of $2.22 billion, $6.12 per diluted share, including net unfavorable items of $2.57 billion, $7.08 per diluted share, mainly associated with impairments of goodwill and the Deepwater Floater asset group. After consideration of these net unfavorable items, adjusted net income was $352 million, or $0.96 per diluted share.
Revenues for the three months ended September 30, 2015, decreased $276 million sequentially to $1.61 billion due primarily to lower fleet utilization and a decline in other revenues related to contract termination fees recognized in the second quarter of 2015. To a lesser extent, the decline was impacted by less favorable revenue efficiency.
Operating and maintenance expenses were $880 million during the period. This compares with $985 million in the prior quarter, which excluded $788 million in net favorable Macondo-related items. The decrease of $105 million was due primarily to reduced activity. The third quarter was also favorably impacted by the company’s actions to reduce costs.
General and administrative expenses were $45 million, compared with $44 million in the prior quarter.
Depreciation expense decreased $39 million sequentially to $210 million primarily the result of the impairment of the Midwater Floater asset group in the second quarter of 2015.
Transocean’s third quarter 2015 Effective Tax Rate(4) was 4.9 percent, compared with 10.3 percent in the previous quarter. The decrease was due mainly to jurisdictional and operational structure changes for certain rigs that impacted the company’s deferred tax assets, partially offset by changes in estimates, and the impact of foreign currency fluctuations. Transocean’s Annual Effective Tax Rate for the third quarter of 2015 was 7.5 percent, down from 16.9 percent in the prior quarter. Third quarter income tax expense also included a tax benefit of $18 million, $0.05 per diluted share, to reflect the decrease in the Annual Effective Tax Rate to 18.0 percent for the nine months ended September 30, 2015 from 21.6 percent for the six months ended June 30, 2015.
Interest expense, net of amounts capitalized, decreased $11 million sequentially to $109 million, reflecting, in part, the company’s early debt retirements. Capitalized interest was $36 million, compared with $29 million in the second quarter of 2015. Interest income was $5 million, compared with $6 million in the prior quarter.
Cash flows from operating activities decreased $663 million sequentially to $648 million due primarily to the favorable Macondo-related insurance proceeds collected in the second quarter of 2015.
Capital expenditures were $940 million, compared with $195 million in the prior quarter. The increase of $745 million was largely associated with the company’s newbuild program and included the final shipyard payment for the Deepwater Thalassa.
“Our continued focus on equipment reliability, uptime, and cost management resulted in another strong quarter for Transocean,” said President and Chief Executive Officer, Jeremy Thigpen. “As we move forward in this challenging market, we will continue to identify opportunities to drive unnecessary cost out of our business, while simultaneously investing in opportunities that will enable us to continue to exceed the performance expectations of our customers.”
Non-GAAP Financial Measures

All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company’s website at www.deepwater.com.
Forward-Looking Statements

The statements described in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements contain words such as “possible,” “intend,” “will,” “if,” “expect” or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in tax estimates, impairment of goodwill, asset impairments, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, fleet utilization, the future prices of oil and gas, capital markets and other factors, including those and other risks discussed in the company’s most recent Annual Report on Form 10-K for the year ended December 31, 2014, and in the company’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law.
This press release, or referenced documents, do not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and do not constitute an offering prospectus within the meaning of article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange. Investors must rely on their own evaluation of Transocean and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean.
Conference Call Information

Transocean will conduct a teleconference starting at 9:00 a.m. EST, 3:00 p.m. CET, on Thursday, November 5, 2015, to discuss the results. To participate, dial +1 913-312-1444 and refer to confirmation code 9465171 approximately 10 minutes prior to the scheduled start time.
The teleconference will be simulcast in a listen-only mode over the Internet and can be accessed at Transocean’s website, www.deepwater.com, by selecting “Investor Relations/Overview.” Supplemental materials that may be referenced during the teleconference will be posted to Transocean’s website and can be found by selecting “Investor Relations/Financial Reports.”
A replay of the conference call will be available after 12:00 p.m. EST, 6:00 p.m. CET, on November 5, 2015. The replay, which will be archived for approximately 30 days, can be accessed by dialing +1 719-457-0820 and referring to the confirmation code 9465171. The replay will also be available on the company’s website.
About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on deepwater and harsh environment drilling services, and believes that it operates one of the most versatile offshore drilling fleets in the world.
Transocean owns or has partial ownership interests in, and operates a fleet of 62 mobile offshore drilling units consisting of 27 ultra-deepwater floaters, seven harsh-environment semisubmersibles, six deepwater floaters, 12 midwater semisubmersibles and 10 high-specification jackups. In addition, the company has seven ultra-deepwater drillships and five high-specification jackups under construction.
For more information about Transocean, please visit: www.deepwater.com.
Notes
(1) Annual Effective Tax Rate is defined as income tax expense from continuing operations excluding various discrete items (such as changes in estimates and tax on items excluded from income before income tax expense), divided by income from continuing operations before income tax expense excluding gains on sales and similar items pursuant to the accounting standards for income taxes. See the accompanying schedule entitled “Supplemental Effective Tax Rate Analysis.”
(2) Revenue efficiency is defined as actual contract drilling revenues for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage. Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding amounts related to incentive provisions. See the accompanying schedule entitled “Revenue Efficiency.”
(3) Rig utilization is defined as the total number of operating days divided by the total number of rig calendar days in the measurement period, expressed as a percentage. See the accompanying schedule entitled “Utilization.”
(4) Effective Tax Rate is defined as income tax expense for continuing operations divided by income from continuing operations before income taxes. See the accompanying schedule entitled “Supplemental Effective Tax Rate Analysis.”

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014

Operating revenues
Contract drilling revenues	$1,569	$2,215	$5,346	$6,785
Other revenues	39	55	189	152
	1,608	2,270	5,535	6,937
Costs and expenses
Operating and maintenance	880	1,318	2,161	3,800
Depreciation	210	288	750	849
General and administrative	45	52	135	172
	1,135	1,658	3,046	4,821
Loss on impairment	(13)	(2,768)	(1,839)	(2,833)
Loss on disposal of assets, net	(15)	(12)	(20)	(14)
Operating income (loss)	445	(2,168)	630	(731)

Other income (expense), net
Interest income	5	6	17	31
Interest expense, net of amounts capitalized	(109)	(122)	(345)	(360)
Other, net	3	6	45	12
	(101)	(110)	(283)	(317)
Income (loss) from continuing operations before income tax expense	344	(2,278)	347	(1,048)
Income tax expense (benefit)	17	(16)	140	136
Income (loss) from continuing operations	327	(2,262)	207	(1,184)
Income (loss) from discontinued operations, net of tax	3	(1)	2	(16)

Net income (loss)	330	(2,263)	209	(1,200)
Net income (loss) attributable to noncontrolling interest	9	(46)	29	(26)
Net income (loss) attributable to controlling interest	$321	$(2,217)	$180	$(1,174)

Earnings (loss) per share‑basic
Earnings (loss) from continuing operations	$0.87	$(6.12)	$0.48	$(3.20)
Earnings (loss) from discontinued operations	0.01	-	0.01	(0.04)
Earnings (loss) per share	$0.88	$(6.12)	$0.49	$(3.24)

Earnings (loss) per share‑diluted
Earnings (loss) from continuing operations	$0.87	$(6.12)	$0.48	$(3.20)
Earnings (loss) from discontinued operations	0.01	-	0.01	(0.04)
Earnings (loss) per share	$0.88	$(6.12)	$0.49	$(3.24)

Weighted‑average shares outstanding
Basic	364	362	363	362
Diluted	364	362	363	362

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except per share data)
(Unaudited)

	September 30, 2015	December 31, 2014

Assets
Cash and cash equivalents	$2,234	$2,635
Accounts receivable, net of allowance for doubtful accounts of $15 and $14 at September 30, 2015 and December 31, 2014, respectively	1,482	2,120
Materials and supplies, net of allowance for obsolescence of $139 and $109 at September 30, 2015 and December 31, 2014, respectively	696	818
Assets held for sale	9	25
Deferred income taxes, net	99	161
Other current assets	386	242
Total current assets	4,906	6,001

Property and equipment	25,612	28,516
Less accumulated depreciation	(5,260)	(6,978)
Property and equipment, net	20,352	21,538
Deferred income taxes, net	84	0
Other assets	493	874
Total assets	$25,835	$28,413

Liabilities and equity
Accounts payable	$432	$784
Accrued income taxes	82	131
Debt due within one year	123	1,033
Other current liabilities	1,193	1,822
Total current liabilities	1,830	3,770

Long-term debt	8,630	9,059
Deferred income taxes, net	172	237
Other long-term liabilities	1,162	1,354
Total long-term liabilities	9,964	10,650

Commitments and contingencies
Redeemable noncontrolling interest	15	11

Shares, CHF 15.00 par value, 396,260,487 authorized, 167,617,649 conditionally authorized, 373,830,649 issued at September 30, 2015 and December 31, 2014 and 363,719,800 and 362,279,530 outstanding at September 30, 2015 and December 31, 2014, respectively	5,189	5,169
Additional paid‑in capital	5,610	5,797
Treasury shares, at cost, 2,863,267 held at September 30, 2015 and December 31, 2014	(240)	(240)
Retained earnings	3,529	3,349
Accumulated other comprehensive loss	(368)	(404)
Total controlling interest shareholders’ equity	13,720	13,671
Noncontrolling interest	306	311
Total equity	14,026	13,982
Total liabilities and equity	$25,835	$28,413

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014

Cash flows from operating activities
Net income (loss)	$330	$(2,263)	$209	$(1,200)
Adjustments to reconcile to net cash provided by operating activities
Amortization of drilling contract intangibles	(4)	(4)	(11)	(12)
Depreciation	210	288	750	849
Share-based compensation expense	14	24	47	75
Loss on impairment	13	2,768	1,839	2,833
Loss on disposal of assets, net	15	12	20	14
Loss on disposal of assets in discontinued operations, net	-	-	-	10
Deferred income taxes	(14)	(94)	(104)	(134)
Other, net	31	10	59	27
Changes in deferred revenues, net	(11)	10	(118)	80
Changes in deferred costs, net	26	(52)	142	(32)
Changes in operating assets and liabilities	38	183	(348)	(856)
Net cash provided by operating activities	648	882	2,485	1,654

Cash flows from investing activities
Capital expenditures	(940)	(365)	(1,336)	(1,847)
Proceeds from disposal of assets, net	3	102	33	203
Proceeds from disposal of assets in discontinued operations, net	-	(1)	3	35
Investment in loans receivable	-	-	-	(15)
Proceeds from repayment of loans and notes receivable	-	-	15	101
Net cash used in investing activities	(937)	(264)	(1,285)	(1,523)

Cash flows from financing activities
Repayments of debt	(1,237)	(75)	(1,306)	(318)
Proceeds from restricted cash investments	53	69	110	176
Deposits to restricted cash investments	-	-	-	(20)
Proceeds from sale of noncontrolling interest	-	443	-	443
Distributions of qualifying additional paid‑in capital	(54)	(272)	(381)	(746)
Distributions to holders of noncontrolling interest	(7)	-	(21)	-
Other, net	(1)	(27)	(3)	(36)
Net cash provided by (used in) financing activities	(1,246)	138	(1,601)	(501)

Net increase (decrease) in cash and cash equivalents	(1,535)	756	(401)	(370)
Cash and cash equivalents at beginning of period	3,769	2,117	2,635	3,243
Cash and cash equivalents at end of period	$2,234	$2,873	$2,234	$2,873

TRANSOCEAN LTD. AND SUBSIDIARIES
FLEET OPERATING STATISTICS

	Operating Revenues (in millions)
	Three months ended			Nine months ended September 30,
	September 30, 2015	June 30, 2015	September 30, 2014	2015	2014
Contract drilling revenues
Ultra-Deepwater Floaters	$768	$853	$1,135	$2,552	$3,498
Harsh Environment Floaters	211	241	247	713	787
Deepwater Floaters	135	162	233	517	744
Midwater Floaters	327	381	442	1,137	1,295
High-Specification Jackups	124	136	154	416	449
Contract intangible revenue	4	4	4	11	12
Total contract drilling revenues	1,569	1,777	2,215	5,346	6,785

Other revenues
Client reimbursable revenues	34	34	46	109	133
Integrated services and other	5	73	9	80	19
Total other revenues	39	107	55	189	152
Total revenues	1,608	1,884	2,270	5,535	6,937

	Average Daily Revenue (1)
	Three months ended			Nine months ended September 30,
	September 30, 2015	June 30, 2015	September 30, 2014	2015	2014
Ultra-Deepwater Floaters	$475,800	$531,400	$524,100	$514,300	$536,600
Harsh Environment Floaters	493,400	513,300	493,800	513,600	465,300
Deepwater Floaters	368,600	364,000	357,700	355,600	373,700
Midwater Floaters	350,000	338,800	353,000	343,700	339,200
High-Specification Jackups	172,700	172,100	167,800	173,100	167,900
Total	$385,300	399,700	$403,100	$394,800	$405,800

Average daily revenue is defined as contract drilling revenues earned per operating day. An operating day is defined as a calendar day during which a rig is contracted to earn a dayrate during the firm contract period after commencement of operations.

TRANSOCEAN LTD. AND SUBSIDIARIES
FLEET OPERATING STATISTICS (continued)

	Utilization (2)
	Three months ended			Nine months ended September 30,
	September 30, 2015	June 30, 2015	September 30, 2014	2015	2014
Ultra-Deepwater Floaters	65%	65%	84%	66%	87%
Harsh Environment Floaters	66%	74%	77%	73%	89%
Deepwater Floaters	67%	71%	59%	75%	61%
Midwater Floaters	78%	89%	65%	84%	66%
High-Specification Jackups	78%	87%	99%	88%	93%
Total Drilling Fleet	70%	75%	76%	75%	78%

(2) Rig utilization is defined as the total number of operating days divided by the total number of available rig calendar days in the measurement period, expressed as a percentage.

Revenue Efficiency(3)
Trailing Five Quarters and Historical Data

	3Q 2015	2Q 2015	1Q 2015	4Q 2014	3Q 2014	FY 2014	FY 2013
Ultra-Deepwater Floaters	91.5%	97.0%	97.2%	95.4%	91.6%	94.3%	89.4%
Harsh Environment Floaters	98.6%	98.4%	96.8%	96.0%	94.7%	95.7%	96.9%
Deepwater Floaters	98.9%	100.3%	95.9%	96.3%	93.3%	96.2%	91.0%
Midwater Floaters	98.2%	95.3%	91.4%	93.0%	92.2%	93.3%	93.5%
High-Specification Jackups	99.3%	98.6%	99.3%	99.0%	97.0%	97.0%	97.8%
Total	95.0%	97.2%	95.9%	95.3%	92.6%	94.7%	91.7%

(3) Revenue efficiency is defined as actual contract drilling revenues for the measurement period divided by the maximum revenue calculation for the measurement period, expressed as a percentage. Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding amounts related to incentive provisions.

Transocean Ltd. and Subsidiaries
Supplemental Effective Tax Rate Analysis
(In US$ millions, except tax rates )

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2015	2015	2014	2015	2014
Income from continuing operations before income taxes	$344	$387	$(2,278)	$347	$(1,048)
Add back (subtract):
Litigation matters	-	(788)	(21)	(788)	(18)
One-time termination benefits	3	12	4	20	9
Loss on impairment of goodwill and other assets	13	890	2,768	1,839	2,833
Loss (gain) on disposal of other assets, net	(1)	(3)	3	(6)	2
Loss (gain) on retirement of debt	(7)	-	-	(7)	5
Adjusted income from continuing operations before income taxes	352	498	476	1,405	1,783

Income tax expense from continuing operations	17	40	(16)	140	136
Add back (subtract):
Litigation matters	-	(53)	(7)	(53)	(6)
One-time termination benefits	1	1	1	2
Loss on impairment of goodwill and other assets	-	93	95	155	95
Loss on disposal of other assets, net	-	2	-	1	-
Changes in estimates (1)	9	1	45	9	72
Adjusted income tax expense from continuing operations (2)	$27	$84	$118	$254	$298

Effective Tax Rate (3)	4.9%	10.3%	0.7%	40.3%	13%

Annual Effective Tax Rate (4)	7.5%	16.9%	24.8%	18%	16.7%

Our estimates change as we file tax returns, settle disputes with tax authorities or become aware of other events and include changes in (a) deferred taxes, (b) valuation of allowances on deferred taxes and (c) other tax liabilities.

The three months and nine months ended September 30, 2015 includes $(18) million of additional tax expense (benefit) reflecting the catch-up effect of an increase (decrease) in the annual effective tax rate from the previous quarter estimate.

Effective Tax Rate is income tax expense for continuing operations, divided by income from continuing operations before income taxes.
Annual Effective Tax Rate is income tax expense for continuing operations, excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes) divided by income from continuing operations before income tax expense excluding gains and losses on sales and similar items pursuant to the accounting standards for income taxes and estimating the annual effective tax rate.

Transocean Ltd. and Subsidiaries
Non-GAAP Financial Measures and Reconciliations
Adjusted Net Income and Adjusted Diluted Earnings Per Share
(in US$ millions, except per share data)

	YTD	QTD	YTD	QTD	QTD
	09/30/15	09/30/15	06/30/15	06/30/15	03/31/15
Adjusted Net Income
Net income (loss) attributable to controlling interest, as reported	$180	$321	$(141)	$342	$(483)
Add back (subtract):
Litigation matters	(735)	-	(735)	(735)	0
One-time termination benefits	18	2	16	11	5
Loss on impairment of assets	1,684	13	1,671	797	874
Gain on disposal of assets, net	(7)	(1)	(6)	(5)	(1)
Gain on retirement of debt	(7)	(7)	-	-	-
Gain on disposal of assets in discontinued operations	(1)	(1)	-	-	-
(Income) loss from discontinued operations	(2)	(3)	1	(1)	2
Discrete tax items and other, net	(8)	(8)	-	(1)	1
Net income, as adjusted	$1,122	$316	$806	$408	$398

Adjusted Diluted Earnings Per Share:
Diluted earnings (loss) per share, as reported	$0.49	$0.88	$(0.39)	$0.93	$(1.33)
Add back (subtract):
Litigation matters	(2.02)	-	(2.02)	(2.02)	-
One-time termination benefits	0.04	-	0.04	0.03	0.01
Loss on impairment of assets	4.61	0.03	4.60	2.18	2.41
Gain on disposal of assets, net	(0.02)	-	(0.02)	(0.01)	-
Gain on retirement of debt	(0.02)	(0.02)	-	-	-
Gain on disposal of assets in discontinued operations	-	-	-	-	-
(Income) loss from discontinued operations	-	-	-	-	0.01
Discrete tax items and other, net	(0.02)	(0.02)	-	-	-
Diluted earnings per share, as adjusted	$3.06	$0.87	$2.21	$1.11	$1.10

	YTD	QTD	YTD	QTD	YTD	QTD	QTD
	12/31/14	12/31/14	09/30/14	09/30/14	06/30/14	06/30/14	03/31/14
Adjusted Net Income
Net income (loss) attributable to controlling interest, as reported	$(1,913)	$(739)	$(1,174)	$(2,217)	$1,043	$587	$456
Add back (subtract):
Litigation matters	(12)	-	(12)	(14)	2	-	2
One-time termination benefits	9	1	8	3	5	4	1
Loss on impairment of goodwill and other assets	3,826	1,140	2,686	2,621	65	-	65
(Gain) loss on disposal of assets, net	(2)	(4)	2	3	(1)	(1)	-

Loss on retirement of debt	13	8	5	0	5	4	1
Loss on disposal of assets in discontinued operations	10	-	10	-	10	-	10
Loss (income) from discontinued operations	10	4	6	1	5	7	(2)
Discrete tax items and other, net	(138)	(66)	(72)	(45)	(27)	(14)	(13)
Net income, as adjusted	$1,803	$344	$1,459	$352	$1,107	$587	$520

Adjusted Diluted Earnings Per Share:
Diluted earnings (loss) per share, as reported	$(5.29)	$(2.04)	$(3.24)	$(6.12)	$2.86	$1.61	$1.25
Add back (subtract):
Litigation matters	(0.03)	-	(0.03)	(0.04)	0.01	-	0.01
One-time termination benefits	0.02	-	0.02	0.01	0.01	0.01	-
Loss on impairment of goodwill and other assets	10.53	3.15	7.39	7.22	0.19	-	0.19
(Gain) loss on disposal of assets, net	(0.01)	(0.01)	0.01	0.01	-	-	-
Loss on retirement of debt	0.04	0.02	0.01	-	0.01	0.01	-
Loss on disposal of assets in discontinued operations	0.03	-	0.03	-	0.03	-	0.03
Loss (income) from discontinued operations	0.03	0.01	0.02	-	0.01	0.02	(0.01)
Discrete tax items and other, net	(0.38)	(0.18)	(0.21)	(0.12)	(0.08)	(0.04)	(0.04)
Diluted earnings per share, as adjusted	$4.94	$0.95	$4.00	$0.96	$3.04	$1.61	$1.43